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                                                                    EXHIBIT 10.7


                                 FIREPOND, INC.

                             STOCK OPTION AGREEMENT
                             ----------------------


         THIS OPTION AGREEMENT is made as of [DATE] (the "OPTION DATE"), between Firepond, Inc., a Delaware corporation (the "COMPANY"), and [OPTIONEE], [AN EMPLOYEE] [A DIRECTOR] of the Company or one or more of its Subsidiaries (the "OPTIONEE").

         WHEREAS, the Company desires, by affording the Optionee an opportunity to purchase shares of its common stock, $.01 par value per share (the "COMMON STOCK"), as hereinafter provided, to carry out the purpose of the [NAME OF STOCK OPTION PLAN] (the "PLAN") of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

         1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and Option (hereinafter called the "OPTION") to purchase from the Company all or any part of an aggregate amount of [NUMBER OF OPTION SHARES] shares (the "OPTION SHARES") of Common Stock on the terms and conditions set forth in this Option Agreement and in the Plan. This Option is not intended to constitute an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

         2. PURCHASE PRICE. The purchase price of the Option Shares shall be $[EXERCISE PRICE] per share.

         3. TERM OF OPTION. The term of this Option shall be a period of five (5) years from the Option Date, subject to earlier termination as hereinafter provided.

         4. EXERCISE OF OPTION. Subject to the provisions of Sections 7, 8, 9 and 11 hereof, this Option may be exercised during the term specified in
Section 3 hereof as to [INSERT: NUMBER OF SHARES INITIALLY VESTED] of the Option Shares from and after the Option Date, and an additional [INSERT: NUMBER OF SHARES VESTING MONTHLY] of the Option Shares from and after each monthly anniversary following the Option Date, such that all of the Option Shares shall be vested and exercisable on the three (3) year anniversary of the Option Date. In no event shall this Option be exercisable for more than the aggregate number of Option Shares.

         5. NON- TRANSFERABILITY. This Option is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution; provided that this Option may also be transferred by the Optionee, without consideration for the transfer, to members of his or her immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to limited liability companies in which such family members are the only members (each a


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

"PERMITTED TRANSFEREE"), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and this Option Agreement. This Option may be exercised during the Optionee's lifetime only by the Optionee (or by the Optionee's legal representative or guardian in the event of the Optionee's incapacity) or by a Permitted Transferee pursuant to this Section 5. The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise this Option in the event of the Optionee's death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the executor of the Optionee may exercise this Option to the extent provided herein in the event of the Optionee's death.

         6. NOT A CONTRACT OF EMPLOYMENT. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or of any of its Subsidiaries or interfere in any way with the right of the Company, the shareholders of the Company, the shareholders of the Company or any such Subsidiary to terminate the employment or service of the Optionee at any time.

         7. TERMINATION OF EMPLOYMENT. Subject to Sections 8, 9 and 11 hereof, in the event that the Service Relationship of the Optionee shall terminate or be terminated, the Option may be exercised (to the extent the Optionee shall have been entitled to do so at the date of such termination pursuant to Section 4 hereof) by the Optionee at any time:

                  (i) within twelve (12) months after such termination if such termination was by reason of Disability;

                  (ii) no later than the date of such termination if such termination was for Cause; and

                  (iii) within thirty (30) days after such termination if such termination was for any reason other than Retirement, Disability, Cause or death.

However, in each case, in no event may the Option be exercised later than the expiration of the term specified in Section 3 hereof. Any portion of this Option that is not exercisable pursuant to Section 4 on the date of termination of the Service Relationship shall immediately expire and be null and void.

         8. DEATH. If the Optionee's Service Relationship terminates due to the Optionee's death, the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his or her death pursuant to Section 4 hereof) by the Optionee's designated beneficiary or the person to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within twelve (12) months after the Optionee's death, but in no event later than the expiration of the term specified in Section 3 hereof.



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         9.       EFFECT OF CERTAIN TRANSACTIONS. Upon the effectiveness of a
Transaction, unless provision is made in connection with the Transaction for the assumption of this Option, or the substitution of this Option with new options of the successor entity or parent thereof, with appropriate adjustment to the number of Option Shares and, if appropriate, the Exercise Price, pursuant to the terms of the Plan (the "ASSUMPTION"), all of the remaining Option Shares, to the extent not vested and exercisable, shall, subject to and conditioned upon the effectiveness of the Transaction, become vested and exercisable fifteen (15) days prior to the anticipated effective date of the Transaction, as determined by the Company. Further, unless there is an Assumption of this Option, this Option shall terminate upon the effectiveness of the Transaction. In the event of such termination, the Optionee shall be permitted to exercise this Option for a period of at least fifteen (15) days prior to the anticipated effective date of such Transaction to the extent that it is then vested and exercisable (after giving effect to the acceleration of vesting, if any, provided for in this
Section 9), PROVIDED, HOWEVER, that the exercise of the portion of this Option that becomes vested and exercisable pursuant to the acceleration provision of this Section 9 shall be subject to and conditioned upon the effectiveness of the Transaction. In addition, if there is an Assumption and the Optionee's Service Relationship with such successor entity is, on or within six (6) months after such Transaction, (i) terminated by the successor entity without Cause, or (ii) terminated by the Optionee for Good Reason, then one hundred percent (100%) of the shares of Common Stock subject to this Option, to the extent not fully vested and exercisable, shall become fully vested and exercisable. In the event that the vesting of this Option is accelerated following an Assumption pursuant to this Section 9, Optionee shall be given a period of three (3) months following such termination to exercise this Option.

         10.      METHOD OF EXERCISING OPTION.

                  (a) Subject to the terms and conditions of this Option Agreement, this Option may be exercised by written notice (in substantially the form of APPENDIX A attached hereto) to the Chief Financial Officer of the Company at the principal office of the Company. Such notice shall state the election to exercise the Option and the number of Option Shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such Option Shares, which payment shall be made in cash or by certified check or bank draft payable to the Company, or, in the sole discretion of the Company
(i) by delivery (or attestation to the ownership) of shares of Common Stock with a Fair Market Value equal to the total aggregate purchase price (valued as of the exercise date) which shares were either purchased by the Optionee on the open market or have been held by the Optionee free of any applicable restrictions for at least six (6) months, or (ii) by delivery to the Company of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company in the amount equal to the total aggregate purchase price; provided that, in the event that the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure.



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

                  (b) Payment instruments will be received subject to collection. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person so exercising the Option, or if the Optionee so elects, in the name of the Optionee or one other person as joint tenants. In the event the Option shall be exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. Certificates for the Option Shares so purchased will be issued and delivered to the Optionee upon compliance to the satisfaction of the Board with all requirements under applicable laws or regulations in connection with such issuance. Until the Optionee shall have complied with the requirements hereof and of the Plan, including the withholding requirements set forth in Section 13 below, the Company shall be under no obligation to issue the Option Shares subject to this Option, and the determination of the Board as to such compliance shall be final and binding on the Optionee. The Company shall not be required to issue fractional shares upon the exercise of this Option.

         11. FORFEITURE OF UNEXERCISED OPTIONS. In the event the Optionee breaches the terms of the Company's standard Employee Agreement (the "EMPLOYEE AGREEMENT") as executed by the Optionee and the Company, the terms of which are expressly incorporated herein by reference, any Options which have vested but are unexercised at the time of such breach shall immediately be forfeited and shall not thereafter be exercisable by Optionee. Forfeiture of the unexercised portion of the Option shall apply to the unexercised portion held by the Optionee or by any Permitted Transferee of such unexercised portion of the Option.

         12. PAYMENT UPON THE SALE OF EXERCISED SHARES. In the event that the Optionee breaches any of the terms of the Employee Agreement and prior to such breach has, or a Permitted Transferee has, sold, transferred or otherwise disposed of or, following such breach, sells, transfers or otherwise disposes of, any Exercised Shares, for each Exercised Share so sold, transferred or disposed of, the Optionee hereby agrees to pay to the Company, in cash, upon demand, an amount equal to the difference between the Exercise Price per share of the Exercised Shares and the value per share received by the Optionee, or the Permitted Transferee, pursuant to such sale of the Exercised Shares.

         13.      WITHHOLDING REQUIREMENTS.

                  (a) PAYMENT BY OPTIONEE. Upon exercise of the Option by the Optionee (or, if applicable, the transfer, in whole or in part of any shares acquired upon the exercise of the Option, the operation of any law or regulation providing for the imputation of interest related to the Option, or the lapsing of any restriction with respect to any shares acquired upon exercise of the Option) which exercise (or other event) gives rise to taxable income and subjects the Company to a tax withholding obligation, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy applicable federal, state, foreign and local tax withholding requirements or the Company may, but will not be required to, withhold such amounts from payroll or any other amounts payable to the Optionee. The Company shall inform the Optionee as to whether it will require the Optionee to remit cash for withholding taxes in accordance with the preceding sentence within two (2) business days after



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

receiving from the Optionee notice that such Optionee intends to exercise, or has exercised, all or a portion of the Option.

                  (b) PAYMENT IN COMMON STOCK. Subject to approval by the Company, the Optionee may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued a number of shares of Common Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due or (ii) transferring to the Company shares of Common Stock owned by the Optionee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Fair Market Value of any shares of Common Stock withheld or tendered to satisfy any such tax withholding obligation shall not exceed the amount determined by the applicable minimum statutory withholding rates.

         14. STOCK PLAN. This Option is subject to all of the terms and conditions set forth in the Plan; provided, that, notwithstanding anything in this Option Agreement to the contrary, to the extent of any conflict between the terms of the Plan and this Option Agreement, the terms of the Plan shall control. By acceptance hereof, Optionee acknowledges receipt of a copy of the Plan and agrees to and accepts this Option subject to the terms of the Plan. A copy of the Plan is on file with the Chief Financial Officer of the Company.

         15. NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The grant of this Option and the issuance of shares of Common Stock upon exercise of this Option shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. This Option may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. Further, no shares of Common Stock shall be issued pursuant to this Option until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Board may require the placing of such stop orders and restrictive legends on certificates for Common Stock received pursuant to this Option, as it deems appropriate. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of this Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company and may require the Optionee to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

         16. LOCK-UP PROVISION. The Optionee agrees, if requested by the Company and any underwriter engaged by the Company, not to offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any securities



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(including the right to acquire any Common Stock) of the Company (including, without limitation, pursuant to Rule 144 under the Securities Act of 1933, as amended (the "SECURITIES ACT")) held by him or her for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed ninety (90) days.

         17. STATUS. Neither the Optionee nor the Optionee's executor, administrator, heirs or legatees shall be or have any rights or privileges of a shareholder of the Company in respect of the shares transferable upon exercise of the Option granted hereunder, unless and until certificates representing such shares shall be endorsed, transferred, and delivered and the transferee has caused the Optionee's name to be entered as the shareholder of record on the books of the Company.

         18. COMPANY AUTHORITY. The existence of the Option herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Company or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         19. DISPUTES. As a condition of the granting of the Option herein granted, the Optionee agrees, for the Optionee, any Permitted Transferees and the Optionee's personal representatives, that any interpretation which may arise under or as a result of or pursuant to this Option Agreement shall be determined by the Board, in its sole discretion, and that any interpretation by the Board of the terms of this Option Agreement shall be final, binding and conclusive.

         20. EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Option Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Option Agreement.

         21. BINDING EFFECT. This Option Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         22. INTEGRATED AGREEMENT. This Option Agreement and the Plan constitute the entire understanding and agreement between the Optionee and the Company with respect to the subject matter contained herein and supercedes any prior agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to such subject matter except as provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of this Option and shall remain in full force and effect.



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         23.      SAVING CLAUSE. If any provision(s) of this Option Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

         24. HEADINGS. The headings used herein are intended only for convenience in finding the subject matter hereof and do not constitute part of the text of this Option Agreement and shall not be considered in the interpretation of this Option Agreement.

         25. NOTICES. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or two (2) days after deposit in the mail if mailed by first class registered or certified mail, postage prepaid or one (1) business day after deposit with a nationally recognized overnight carrier. Notices to the Company or the Optionee shall be addressed to such address or addresses as may have been furnished by such party in writing to the other.

         26. GOVERNING LAW. This Option Agreement is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to conflict of law principles. Any legal action or suit related to this Agreement shall be brought exclusively in the courts of Massachusetts. Both parties agree that the courts of Massachusetts are a convenient forum for the resolution of disputes.

         27. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Plan. For purposes of this Option Agreement, the following terms shall be defined as set forth below:

                  "CAUSE" means (i) any material breach by the Optionee of any agreement to which the Optionee and the Company or its Subsidiaries are parties, including breach of covenants not to compete and covenants relating to the protection of confidential information and proprietary rights of the Company or its Subsidiaries which breach is not cured pursuant to the terms of such agreement, (ii) any act (other than retirement) or omission to act by the Optionee which would reasonably be likely to have a material adverse effect on the business of the Company or its Subsidiaries or on the Optionee's ability to perform services for the Company or its Subsidiaries, including, without limitation, the conviction or plea of guilty or nolo contendre to any crime (other than ordinary traffic violations) which impairs the Optionee's ability to perform his or her duties, (iii) any material misconduct or willful and deliberate non-performance of duties by the Optionee in connection with the business or affairs of the Company or its Subsidiaries, (iv) the Optionee's theft, dishonesty, or falsification of the Company's or its Subsidiaries' documents or records, or (v) the Optionee's improper use or disclosure of the Company's or its Subsidiaries' confidential or proprietary information. All references herein to the Company or its Subsidiaries shall include any successor entity thereof.

                  "DISABILITY" means permanent and total disability as determined by the Board.

                  "EARLY RETIREMENT" means retirement, with consent of the Board at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation.



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                  "EXERCISED SHARES" means all shares of Common Stock purchased by Optionee upon exercise of this Option, or any portion thereof.

                  "GOOD REASON" means the occurrence of any of the following events: (i) a substantial adverse change in the nature or scope of the Optionee's responsibilities, authorities, powers, functions or duties; (ii) a reduction in the Optionee's annual base salary except for across-the-board salary reductions similarly affecting all, or substantially all, management employees; or (iii) the relocation of the offices at which the Optionee is principally employed to a location more than fifty (50) miles from such offices.

                  "NORMAL RETIREMENT" means retirement from active employment with the Company and any Subsidiary or Parent Corporation on or after age 65.

                  "RETIREMENT" means Normal Retirement or Early Retirement.

                  "SERVICE RELATIONSHIP" means the Optionee's employment or service with the Company or its Subsidiary, whether in the capacity of an employee, director or a consultant; provided that, if this Option was granted under the 1999 Director Plan, then "Service Relationship" shall mean any relationship as a non-employee director of the Company or any Subsidiary of the Company. Unless otherwise determined by the Company, the Optionee's Service Relationship shall not be deemed to have terminated merely because of a transfer between locations of the Company or its Subsidiaries or a transfer between the Company and any Subsidiary, provided that there is no interruption or other termination of the Service Relationship. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee's Service Relationship has terminated and the effective date of such termination. The Company shall have the sole discretion to determine the reason for the termination of the Optionee's Service Relationship.



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         IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by an officer thereunto duly authorized, and the Optionee has hereunto set his or her hand, as of the date(s) set forth below.


                                        FIREPOND, INC.


                                        By:
                                            -----------------------------------
                                            Name: Paul K. McDermott
                                            Title: Chief Financial Officer



                                        ---------------------------------------
                                        Date



                                        OPTIONEE


                                        ---------------------------------------
                                        Optionee Signature



                                        ---------------------------------------
                                        Date




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                                   APPENDIX A
                                   ----------

                          STOCK OPTION EXERCISE NOTICE



Firepond, Inc.
890 Winter Street
Waltham, Massachusetts  02451
Attention:  Chief Financial Officer                    Date: ___________________


         Pursuant to the terms of the Stock Option Agreement granted pursuant to the [INSERT: PLAN] on _______________and entered into by Firepond, Inc. and [INSERT: OPTIONEE], I hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $__________ representing the purchase price for __________ shares of common stock, all of which have vested in accordance with the Stock Option Agreement. I hereby authorize payroll withholding or otherwise will make adequate provision for federal, state, foreign and local tax withholding obligations of the Company, if any, that arise in connection with the option.

         I acknowledge that the shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan and the Stock Option Agreement, copies of which I have received and carefully read and understand, including the provision regarding payment upon the sale of exercised shares set forth therein, to all of which I hereby expressly assent.



                           Sincerely yours,


                                     ___________________________________________
                                     Name: [INSERT OPTIONEE'S NAME]

                                     Address:
                                               _________________________________

                                               _________________________________





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